Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2024, related to the consolidated financial statements of Vivani Medical, Inc., which appears in the Annual Report on Form 10-K of Vivani Medical, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Walnut Creek, California

April 22, 2024